Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

PBF Energy Inc.
(Name of the Issuer and Name of Person Filing Statement)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rules	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward Initial effective date	Carry Forward File Number	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.001 per share	457(c) and 457(f)	12,317	N/A	$252,621.67	0.0001102	$27.84
Fee Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$252,621.67	—	$27.84
	Total Fees Previously Paid							$57,321.47
	Total Fee Offsets							—
	Net Fee Due							$27.84

(1) The number of shares of additional Class A common stock, par value $0.001 per share (“PBF Energy Common Stock”), of PBF Energy Inc. (“PBF Energy”) being registered is based upon an estimate of the maximum number of common units representing limited partner interests (“PBFX Common Units”) of PBF Logistics LP (“PBFX”) other than PBFX Common Units held directly or indirectly by PBF Energy and its subsidiaries that will be outstanding immediately prior to the merger of PBFX with a wholly owned subsidiary of PBF Energy as described herein (the “Merger”) (such PBFX Common Units, the “PBFX Public Common Units”). In connection with the closing of the Merger, each PBFX Public Common Unit will be exchanged for 0.270 of a share of PBF Energy Common Stock and $9.25 in cash, without interest.

PBF Energy has registered the offering with the U.S. Securities and Exchange Commission (the “SEC”), pursuant to (a) PBF Energy’s registration statement on Form S-4 (Registration No. 333-267119) filed by PBF Energy under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC on August 26, 2022, as amended by Amendment No. 1 thereto filed by PBF Energy with the SEC on September 30, 2022, which was declared effective by the SEC on October 21, 2022 (such registration statement as so amended, at the time it became effective, being referred to herein as the “Initial Registration Statement”), and (b) this registration statement on Form S-4 being filed with the SEC pursuant to Rule 462(b) under the Securities Act on November 30, 2022 (the “Rule 462(b) Registration Statement”). The Initial Registration Statement related to 8,852,370 shares of PBF Energy Common Stock to be issued in exchange for 32,786,559 PBFX Public Common Units expected to be outstanding upon consummation of the Merger.  The total PBFX Public Common Units currently expected to be outstanding upon consummation of the Merger has increased to a total of 32,832,175 PBFX Public Common Units and, as a result, the 462(b) Registration Statement relates to an additional 12,317 shares of PBF Energy Common Stock to be issued in exchange for the additional 45,616 PBFX Public Common Units that will be outstanding upon consummation of the Merger (the “Additional PBFX Public Common Units”).

(2) The proposed maximum aggregate offering price was calculated based upon the market value of the PBFX Common Units, the securities to be converted into the right to receive the Merger consideration in the Merger, in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), as follows: the product of (a) $20.51, the average of the high and low prices of a PBFX Common Unit as reported on the New York Stock Exchange on November 29, 2022, and (b) 12,317, the estimated Additional PBFX Public Common Units that are eligible to receive Merger consideration in the Merger, and is estimated solely for the purposes of calculating the registration fee.

(3) Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.00011020.